Exhibit 5.1

March 9, 2021

Digital Transformation Opportunities Corp.

10485 NE 6th Street, Unit 3930

Bellevue, WA 98004

Re:	Digital Transformation Opportunities Corp. Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Digital Transformation Opportunities Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “462(b) Registration Statement”) relating to the proposed underwritten public offering of up to 5,750,000 additional units of the Company (the “Units”) (including Units that may be issued and sold pursuant to the exercise of an over-allotment option granted to the Underwriter (as defined below)), with each Unit consisting of: (i) one share of the Company’s class A common stock, par value $0.0001 per share (“Common Stock,” and the shares of Common Stock underlying the Units, the “Shares”) and (ii) one-fourth of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder to purchase one share of Common Stock, for an aggregate of up to 1,437,500 Warrants, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Barclays Capital Inc., as underwriter (the “Underwriter”), and the1,437,500 Shares underlying the Warrants.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1 (File No. 333-253079) (as amended, the “Registration Statement”) including a related prospectus filed with the Registration Statement (the “Prospectus”), initially filed by the Company with the Commission on February 12, 2021 and declared effective by the Commission on March 9, 2021.

In connection with this opinion letter, we have examined and relied upon the Registration Statement and the 462(b) Registration Statement, the Prospectus, the form of Underwriting Agreement, the form of Unit certificate, the form of Class A common stock certificate, the form of Warrant certificate, the form of Warrant Agreement, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, and a certificate of the Secretary of State of the State of Delaware certifying as to the formation and good standing of the Company under the laws of the State of Delaware as of March 9, 2021 (the “Good Standing Certificate”), as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Digital Transformation Opportunities Corp.

March 9, 2021

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the Underwriting Agreement and the Warrant Agreement are the valid and binding obligations of each of the parties thereto (other than the Company), enforceable against such parties (other than the Company) in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Good Standing Certificate; (x) all documents filed as exhibits to the 462(b) Registration Statement that have not been executed will conform to the forms thereof; and (xi) the 462(b) Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           The Units, the Shares and Warrants included in the Units and the Shares underlying the Warrants have been duly authorized by all necessary corporate action on the part of the Company.

2.           When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units have been duly issued by the Company and executed by Continental Stock Transfer & Trust Company, as transfer agent, as contemplated by the 462(b) Registration Statement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Digital Transformation Opportunities Corp.

March 9, 2021

3.           When the Underwriting Agreement has been duly executed and delivered by the parties thereto and the Units, the Shares and the Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares included in the Units will be validly issued, fully paid and non-assessable.

4.           When the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriter pursuant to the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

5.           When the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, each Share issuable upon exercise of the Warrants will be validly issued, fully paid and non-assessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the state of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP